Exhibit 99.1

FOR IMMEDIATE RELEASE

The RMR Group to Acquire CARROLL Multifamily Platform

Transaction Adds Vertically Integrated Multifamily Platform with Approximately $7 Billion in AUM and Over 28,000 Units Across Sunbelt Markets

Broadens RMR’s Position as a Leading Alternative Asset Manager and Advances Strategic Focus on Growing Private Capital Business, Doubling Private Capital AUM to $15 Billion and Growing Total AUM to $44 Billion

All Cash Transaction Expected to be Immediately Accretive

Newton, MA. (July 31, 2023): The RMR Group (Nasdaq: RMR) today announced that it has entered into a definitive agreement to acquire 100% of the equity interests in MPC Partnership Holdings, LLC, doing business as CARROLL (“CARROLL”), a vertically integrated multifamily platform, in an all cash transaction for $80 million, subject to customary purchase price adjustments, with the potential for incremental earnout consideration up to $20 million based on the deployment of future capital.

The acquisition is an attractive opportunity for RMR to enter the only major commercial real estate sector in which RMR does not have a significant presence. CARROLL also brings an advanced technology infrastructure and digital marketing capabilities that may be leveraged across the RMR platform. The transaction further advances RMR’s strategic focus on growing its private capital business, adding approximately $7 billion in assets under management (“AUM”) and over 20 institutional partner relationships.

Founded in 2004 and headquartered in Atlanta, Georgia, as of March 31, 2023 CARROLL provides asset and property management services to 81 multifamily properties with more than 28,000 units, primarily located across the Sunbelt markets of the United States. With approximately 700 employees, CARROLL’s platform combines leading operations with deep market knowledge and expertise in capital raising, property acquisitions, asset management and property management through its in house brand, ARIUM Living, to unlock value at managed assets. The company’s highly scalable, profitable and asset light business generates recurring fee income, with a track record of delivering average gross realized returns of nearly 30% for institutional investors. Since inception, CARROLL has executed more than $12 billion in real estate acquisitions and currently has the potential to make multifamily investments in excess of $3 billion in its current general partner fund series.

Adam Portnoy, President & Chief Executive Officer of The RMR Group, made the following statement:

“We are excited to announce the strategic acquisition of CARROLL, a leading vertically integrated multifamily housing platform. This transaction will further diversify and expand the reach of RMR, augmenting RMR’s already considerable scale with differentiated operational expertise in a favored commercial real estate sector. Importantly, the CARROLL platform is uniquely positioned to continue benefitting from favorable demographic tailwinds in high-growth Sunbelt markets. Additionally, this acquisition will advance RMR’s private capital growth strategy with high-quality global institutional investors and drive continued growth across the combined platform with the potential to make in excess of $3 billion of additional multifamily investments. We look forward to welcoming the CARROLL team to RMR at closing and supporting CARROLL’s continued growth and expanding its operations as part of RMR.”

Patrick Carroll, Founder & Chief Executive Officer of CARROLL, made the following statement:

“I’m incredibly proud of the business my team and I have built over the past nearly 20 years with the support of our investors and partners and I’m thrilled to see CARROLL take the next step under RMR’s ownership. CARROLL’s long track record of success and expertise in the multifamily sector will perfectly complement RMR’s diverse real estate investment management platform. I believe RMR is the right company to lead the CARROLL team and business through the next phase of growth, while continuing to focus on the core tenets of our business – consistently delivering best-in-class management and generating meaningful value for our partners.”

Strategic and Financial Rationale

The acquisition of CARROLL represents the successful advancement of RMR’s strategic plan to expand its private capital business and utilize its balance sheet to diversify into additional real estate sectors. The transaction advances the following objectives:

Diversification

•	Expands the RMR platform by providing multifamily expertise across the Sunbelt markets via a leading vertically integrated operator.

•	Provides additional high quality institutional investors through CARROLL’s existing joint venture and limited partner relationships.

•	Adds a profitable, scalable and asset light business with a recurring revenue stream.

•	Leverages CARROLL’s experience and expertise in value add multifamily investing, diversifying RMR’s capabilities beyond core plus real estate and supporting future multifamily vehicles.

Growth & Scale

•	Enhances RMR’s position as a leading alternative asset management platform, growing total AUM to approximately $44 billion and private capital AUM to approximately $15 billion.
•	Positions RMR for continued growth, including through the ability of CARROLL’s general partner fund series to make in excess of $3 billion of additional multifamily investments.

Value Creation

•	Expected to be immediately accretive to Adjusted EBITDA, Adjusted EPS and Distributable Earnings per share.

•	Provides RMR with a proven fund platform to generate performance-based promote fees on new co-investments.

Key Transaction Details

RMR is acquiring 100% of the equity interest in CARROLL for $80 million, subject to customary purchase price adjustments, with the potential for incremental earnout consideration up to $20 million tied to the deployment of future capital. The sellers are to retain existing general partner co-investments and promote fees derived from those investments. The transaction is expected to be funded entirely with cash on hand, and the transaction price, excluding contingent earnout consideration, reflects an implied valuation of 11.4x to 13.3x of CARROLL’s recurring 2024 EBITDA and 6.2x to 7.3x of CARROLL’s recurring 2024 EBITDA adjusted for potential synergies.

In the first full year of operations post closing, RMR expects the CARROLL platform to generate more than $35 million in recurring fees and approximately $11 million to $13 million of Adjusted EBITDA, including $5 million to $6 million of synergies. Post transaction, RMR expects to have no debt and approximately $200 million of cash on hand for further opportunistic growth strategies.

Approvals and Closing

The transaction, which was unanimously approved by RMR’s Board of Directors, is expected to close in the fall of 2023, subject to customary conditions, primarily obtaining limited partner, joint venture partner and lender consents.

Advisors

The CenterCap Group, LLC is serving as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to RMR on this transaction. UBS Investment Bank is acting as exclusive financial advisor and King & Spalding LLP is acting as legal advisor to CARROLL.

Investor Presentation

A supplemental investor presentation on the transaction is available on the Investor Relations section of RMR’s website at rmrgroup.com.

RMR plans to discuss this pending transaction during its fiscal third quarter 2023 conference call scheduled for Thursday, August 10, 2023 at 10:00 a.m. Eastern Time. The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number.

Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures including Adjusted EBITDA, Adjusted EPS and Distributable Earnings per share. These measures are “non-GAAP financial measures” within the meaning of the applicable rules of the SEC. For a calculation and definition of these measures, please refer to RMR’s earnings presentations, Form 8-K filings and financial reports. Copies of all RMR filings are available from the Investor Relations section of the company’s website, rmrgroup.com, and from the SEC.

About The RMR Group

The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (“CRE”) and related businesses. RMR’s vertical integration is supported by approximately 600 real estate professionals in more than 30 offices nationwide who manage over $37 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to subject to risks and uncertainties. These statements may include words such as “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering,” and similar expressions. Forward-looking statements include, without limitation, statements regarding the transaction, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for CARROLL’s business, the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. For example, the closing of the transaction is subject to the satisfaction or waiver of closing conditions, consents with respect to managed funds, joint-venture partners and applicable lenders, some of which are beyond our control, and RMR cannot be sure that any or all of these conditions will be satisfied or waived. Accordingly, the transaction may not close on the contemplated terms or at all or it may be delayed. The transaction is subject to various additional risks, including: the risk that the business will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated; the risk that cost savings and synergies anticipated to be realized by the transaction may not be fully realized or may take longer to realize than expected; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement underlying the transaction; risks related to future opportunities, plans and strategy for CARROLL, including the uncertainty of expected future financial performance, expected access to capital, timing of accretion and operating results of RMR following completion of the transaction and the challenges facing the industries in which RMR and CARROLL operate; the risk that the transaction will divert management’s attention from RMR’s ongoing business operations; changes in CARROLL’s business during the period between now and the closing of the transaction; risks associated with the impact of general economic, political and market factors on us, CARROLL or the transaction; and other matters. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in RMR’s periodic filings. The information contained in RMR’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. RMR’s filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, RMR undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Kevin Barry, Director, Investor Relations (617) 658-0776

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